UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

THE GREENROSE HOLDING COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14c-5(g) and 0-11.

NOTICE OF PURPORTED ACTIONS TAKEN BY WRITTEN CONSENT BY HOLDERS CLAIMING TO
OWN NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER OF ALL
OUTSTANDING SHARES OF COMMON STOCK OF THE GREENROSE HOLDING COMPANY INC.

Dear Greenrose Holding Company Stockholders:

The enclosed information statement (the “Information Statement”) is being distributed to the holders of record as of the close of business on January 25, 2023 (the “Putative Record Date”) of the common stock of The Greenrose Holding Company Inc., a Delaware corporation (the “Company”).

The purpose of the Information Statement is to inform you that, on January 25, 2023, three Company stockholders—Greenrose Associates, LLC, YA II PN, Ltd., and True Harvest, LLC, which claim to collectively own approximately 58.956% of the Company’s outstanding common stock—delivered to the Company a written consent (the “Purported Stockholder Consent”) purporting to (1) remove all of the current members of the Company’s Board of Directors (the “Board”), (2) appoint William Harley III, Daniel Harley, Jared Penman, Dieter Gable, and Brad Cooke as the directors of the Company (the “Purported Board Removal and Replacement”), and (3) revoke all of the Company’s bylaws (the “Purported Bylaws Revocation”) and notice of certain other purported actions resulting therefrom. The replacement directors then purported to execute a written consent by the Company as the sole shareholder of True Harvest Holdings, Inc. (“True Harvest”) to (i) remove of all of the directors of True Harvest and (ii) appoint William Harley III, Daniel Harley, Jared Penman, Dieter Gable, and Brad Cooke as the new directors of True Harvest (the “Purported Subsidiary Consent”). The full text of the Purported Stockholder Consent is set forth in Exhibit A to the Information Statement.

The Company believes that the Purported Stockholder Consent is invalid under Delaware law. However, the Company is furnishing the Information Statement to stockholders to provide stockholders with information regarding the Purported Stockholder Consent at least 20 calendar days prior to the earliest date on which such corporate action, if it were valid, may be taken, solely to comply with the requirements of Regulation 14C and Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Further, the Company believes that the Purported Board Removal and Replacement and Purported Bylaws Revocation cannot become effective under controlling federal law and SEC rules until 20 days after the Information Statement is distributed to stockholders even if they were valid.

With respect to the Purported Subsidiary Consent, regardless of whether that action was valid when taken, it has been superseded by actions taken by DXR Finance, LLC, in its capacity as Agent under the Credit Agreement, by and among the Company, the lenders identified therein and the Agent, dated November 26, 2021 (the “Credit Agreement”). As previously disclosed in the Company’s Form 8-K filed with the SEC on February 7, 2023, pursuant to two notices delivered on January 31, 2023 and February 1, 2023 respectively, the Agent exercised its voting and other rights as a holder with respect to the Pledged Interests (as defined in the Credit Agreement) and designated John Falcon, Jarom Fawson, and Thomas Lynch, three of the Company’s current directors, to constitute (i) the entirety of the board of managers of Theraplant, LLC and (ii) the entirety of the board of directors of True Harvest.

On February 7, 2023, William Harley III and Greenrose Associates, LLC filed a lawsuit in the Delaware Court of Chancery (the “Court of Chancery”), captioned Harley, et al. v. Falcon, et al., C.A. No. 2023-0131-PAF (Del. Ch.), seeking a determination by the Court of Chancery concerning the proper officeholders of the boards of directors of the Company and True Harvest, pursuant to Section 225 of the Delaware General Corporation Law (the “DGCL”). On February 9, 2023, the Court of Chancery issued an order to preserve the status quo at the Company pending resolution of the litigation (the “Status Quo Order”). As such, the Purported Board Removal and Replacement has not taken effect and the Board remains comprised of the members in place prior to receipt of the Purported Stockholder Consent. Further, the Purported Bylaws Revocation is also not in effect, as the purported appointment of the replacement directors is stayed by the Status Quo Order. Nothing in the Status Quo Order, however, governs or otherwise impedes the governance or management of True Harvest or any other subsidiary of the Company.

If the Purported Stockholder Consent were valid, (1) the Information Statement, when mailed to stockholders, would constitute the notice required under Section 228(e) of the DGCL; and (2) the Purported Stockholder Consent would constitute the only stockholder approval required to approve the Purported Board Removal and Replacement and Purported Bylaws Revocation under the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. The Company’s Board was not notified of the intended delivery of the Purported Stockholder Consent or the Purported Board Removal and Replacement or the Purported Bylaws Revocation before it was delivered to the Company on January 25, 2023. The Company’s Board is not soliciting your consent or your proxy in connection with the Purported Board Removal and Replacement and no consents or proxies are being requested from stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

/s/ Timothy Bossidy
Timothy Bossidy
Interim Chief Executive Officer

March 10, 2023

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of The Greenrose Holding Company Inc. (the “Company”) of purported actions taken by holders stating they own a majority of the Company’s voting power to: (1) remove all of the current members of the Company’s Board of Directors (the “Board”), (2) appoint William Harley III, Daniel Harley, Jared Penman, Dieter Gable, and Brad Cooke as the directors of the Company (the “Purported Board Removal and Replacement”) and (3) revoke all of the Company’s bylaws (the “Purported Bylaws Revocation”). On January 25, 2023 (the “Putative Record Date”), Greenrose Associates, LLC, YA II PN, Ltd., and True Harvest, LLC, delivered to the Company a written consent (the “Purported Stockholder Consent”) purporting to immediately remove and replace the Board. As of January 25, 2023, Greenrose Associates, LLC, YA II PN, Ltd., and True Harvest, LLC, claim to have collectively owned approximately 58.956% of the Company’s outstanding common stock.

GENERAL OVERVIEW OF ACTIONS

On the Putative Record Date, Greenrose Associates, LLC, YA II PN, Ltd., and True Harvest, LLC delivered to the Company the Purported Stockholder Consent.

Upon becoming effective, the Purported Stockholder Consent, if it were valid, would, among other things: (1) remove all of the current members of the Company’s Board, (2) appoint William Harley III, Daniel Harley, Jared Penman, Dieter Gable, and Brad Cooke as the directors of the Company and (3) revoke all bylaws of the Company, including the Amended and Restated Bylaws of the Company, dated as of October 3, 2022.

The foregoing summary is qualified in its entirety by reference to the full text of the Purported Stockholder Consent that is attached to this Information Statement as Exhibit A.

The Company believes that the Purported Board Removal and Replacement and Purported Bylaws Revocation are invalid under Delaware law. Further, the Purported Board Removal and Replacement and Purported Bylaws Revocation cannot become effective under controlling federal law and SEC rules until 20 days after the Information Statement is distributed to stockholders even if they were valid.

REQUIRED VOTE AND PROCEDURES

The following is a summary of the vote and procedures required to effectuate the Purported Board Removal and Replacement and the Purported Bylaws Revocation, which the Company does not believe have been followed in addition to other defects concerning the validity of the Purported Stockholder Consent.

Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, holders of the Company’s common stock are entitled to one vote per share.

Article II, Section 7 of the Amended and Restated Bylaws provides that a request by any stockholder for a record date in accordance with these Bylaws (a “Written Consent Record Date Request”) must be delivered to the Secretary of the Company at the principal executive offices of the corporation in proper form by the holders of record of at least twenty-five percent (25%) (the “Written Consent Requisite Percentage”) of the voting power of the outstanding capital stock of the Company entitled to express consent on the relevant action presented in such Written Consent Record Date Request. To be in proper form, such Written Consent Record Date Request must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by written consent), (ii) include all information and representations, to the extent applicable, required to be set forth in a notice under Section 2.2, Section 2.3 and Section 3.3, as applicable, (iii) an acknowledgment by the stockholders making the Written Consent Record Date Request and their Stockholder Associated Persons (defined in the Amended and Restated Bylaws), if any, on whose behalf the Written Consent Record Date Request is being made, that a disposition by such stockholders or Stockholder Associated Persons of any shares of the Company’s capital stock owned directly or indirectly as of the date on which the Written Consent Record Date Request is delivered to the Secretary of the Company shall constitute a revocation of such Written Consent Record Date Request with respect to such disposed shares, (iv) a statement that the stockholder intends to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (v) documentary evidence that the stockholders making the Written Consent Record Date Request own the Written Consent Requisite Percentage as of the date that the Written Consent Record Date Request is delivered to the Secretary of the Company; provided, however, that if the stockholders making the Written Consent Record Date Request are not the beneficial owners of the shares representing the Written Consent Requisite Percentage, then to be valid, the Written Consent Record Date Request must also include documentary evidence that the beneficial owners on whose behalf the request is made beneficially own the Written Consent Requisite Percentage as of the date on which such Written Consent Record Date Request is delivered to the Secretary of the Company. In addition, the requesting stockholders and Stockholder Associated Persons, if any, on whose behalf the request is being made shall promptly provide any other information reasonably requested by the Company in connection with the Written Consent Record Date Request.

Article II, Section 7(g) of the Amended and Restated Bylaws provides that every written consent of the stockholders purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the written consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent delivered in the manner required by Section 2.7 and not later than one hundred twenty (120) days after the record date, written consents signed by a sufficient number of stockholders to take such action are so delivered to the Company.

Article III of the Amended and Restated Bylaws provides that the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares then entitled to vote at an election of directors shall be required for the stockholders of the Company to remove the entire Board of Directors or any individual director.

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Article II, Section 7 of the Amended and Restated Bylaws provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

Article II, Section 7 of the Amended and Restated Bylaws provides that the affirmative vote of a plurality of the votes cast shall be required for the stockholders to elect directors.

Article VIII, Section 8 of the Amended and Restated Bylaws provides that the bylaws may be adopted, amended or repealed by the affirmative vote of a majority stockholders entitled to vote thereon at any regular or special meeting or by the Board pursuant to the Second Amended and Restated Certificate of Incorporation.

As of the close of business on the Putative Record Date, 17,683,344 shares of the Company’s common stock were outstanding, and each of those shares was entitled to one vote. Greenrose Associates, LLC, YA II PN, Ltd., and True Harvest, LLC claim to hold a majority of the Company’s outstanding common stock.

LITIGATION AND ADDITIONAL INFORMATION

On January 31, 2023 the Company received a notice of default (the “First Notice of Default”) from the legal representatives on behalf of DXR Finance, LLC (the “Agent”) in reference to (i) the Credit Agreement , by and among the Company, the lenders identified therein and the Agent, dated November 26, 2021 (the “Credit Agreement”), (ii) the Transaction Support Agreement, dated November 10, 2022, among the Company, Theraplant, LLC (“Theraplant”), True Harvest Holdings, Inc. (“True Harvest”), the Agent, DXR-GL Holdings I, LLC (“DXR-I”), DXR-GL Holdings II, LLC (“DXR-II”), and DXR-GL Holdings III, LLC (“DXR-III”) (“Transaction Support Agreement”), and (iii) Forbearance Agreement, dated November 10, 2022, among Company, Theraplant, True Harvest, the Agent, DXR-I, DXR-II, and DXR-III (the “Forbearance Agreement”). The First Notice of Default was supplemented on February 1, 2023 with a second notice of default (the “Second Notice of Default”, together with the First Notice of Default, the “Notices of Default”).

Pursuant to the First Notice of Default, the Agent alleged that the Purported Stockholder Consent constituted formation of a “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of shareholders holding more than 35% of the aggregate voting or economic interests of the Company, thereby triggering an Event of Default under the Credit Agreement and a Forbearance Termination Event of Default under the Forbearance Agreement. Pursuant to the Second Notice of Default, the Agent alleged that due to the termination of the Forbearance Agreement, certain other defaults alleged to have occurred previously are once again ripe.

Under the Notices of Default, the Agent exercised the voting and all other rights as a holder with respect to the Pledged Interests (as defined in the Credit Agreement) and otherwise acted with respect to the Pledged Interests as though the Agent was the outright owner thereof (the “Voting Proxies”). Pursuant to the exercise of those rights, the Agent designated John Falcon, Jarom Fawson, and Thomas Lynch, three of the Company’s current directors, to constitute (i) the entirety of the board of managers of Theraplant and (ii) the entirety of the board of directors of True Harvest. Therefore, even if the Purported Stockholder Consent is valid, the Agent has through its Voting Proxies rendered the removal and replacement of the board of directors of True Harvest pursuant to the Purported Subsidiary Consent moot. On February 10, 2023, the Agent delivered written consents ratifying the actions taken pursuant to the Voting Proxies.

The Agent indicated in the Notices of Default that it has not waived, and is not waiving any rights, remedies, powers, privileges and defenses afforded under the Credit Agreement and Loan Documents. The parties have addressed the Notices of Default by entering into the Reinstatement and Amendment No. 1 to Forbearance Agreement and TSA Amendment, as previously disclosed in the Company’s Form 8-K filed with the SEC on February 6, 2023.

In connection with the Purported Stockholder Consent as previously described in the Company’s Form 8-Ks filed with the SEC on January 30, 2023, February 7, 2023 and February 13, 2023, on February 3, 2023, William Harley III and Greenrose Associates, LLC, as plaintiffs, filed a lawsuit in the Delaware Court of Chancery (the “Court of Chancery”) captioned Harley, et al. v. Falcon, et al., C.A. No. 2023-0131-PAF (Del. Ch.), against Jack Falcon, Brendan Sheehan, Steven Cummings, John Torrance, III, Benjamin Rose, Jarom Fawson, and Tom Lynch, as defendants, and the Company and True Harvest, as nominal defendants, pursuant to Section 225(a) of the DGCL. Among other things, the lawsuit seeks a declaration from the Court as to the validity of the Purported Stockholder Consent to appoint the directors of the Company and True Harvest and seeks a determination by the Court of Chancery concerning the proper officeholders of the boards of directors of the Company and True Harvest, a wholly-owned subsidiary of the Company, pursuant to Section 225 of the DGCL. As previously described in the Company’s Form 8-K filed with the SEC on February 13, 2023, on February 9, 2023, the Court of Chancery issued an order to preserve the status quo at the Company pending resolution of the litigation (the “Status Quo Order”). Nothing in the Status Quo Order, however, governs or otherwise impedes the governance or management of True Harvest or any other subsidiary of the Company.

The Court of Chancery has set the matter for trial on May 15-16, 2023.

If the Purported Stockholder Consent is valid, such consents would constitute the only stockholder approval required to approve the (i) removal of the Board, (ii) appointment of the new slate of directors to the board of directors of the Company, and (iii) repeal of all bylaws of the Company, in each case under the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. Notwithstanding such approval, even if valid, the Purported Stockholder Consents will not be effective under Rule 14c-2 until twenty (20) days after this Information Statement shall have been first sent or given to the Company’s stockholders. However, even if the Purported Stockholder Consent is valid, the Agent has through its Voting Proxies rendered the removal and replacement of the board of directors of True Harvest pursuant to the Purported Subsidiary Consent moot.

The Board was not notified of the intended delivery of the Purported Stockholder Consent or the related actions before the Purported Stockholder Consent was delivered to the Company on January 25, 2023. The Board is not soliciting your consent or your proxy in connection with the Purported Stockholder Consent and no consents or proxies are being requested from stockholders. This Information Statement is furnished solely for the purposes of advising stockholders of the Purported Board Removal and Replacement as required by the DGCL and the Securities Exchange Act of 1934, as amended.

DISSENTERS’ RIGHTS

Under the DGCL, holders of the Company’s capital stock are not entitled to dissenters’ rights of appraisal with respect to removal or election of directors from or to the board of directors of the Company or an amendment to the bylaws of the Company.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request to the Company at 111 Broadway, Amityville, NY, 11701. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to the Company at 111 Broadway, Amityville, NY, 11701.

WHERE YOU CAN FIND MORE INFORMATION

We file current reports, proxy and information statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. Stockholders can also obtain free copies of the Company’s SEC filings through the “SEC Filings” section of the Company’s website at https://www.greenroseholdings.com. The information provided on the Company’s website, other than copies of the documents listed or referenced above that have been or will be filed with the SEC, is not part of this Information Statement and therefore is not incorporated herein by reference. The Company’s common stock, par value $0.0001, is registered on the OTCQX.

/s/ Timothy Bossidy
Timothy Bossidy
Interim Chief Executive Officer

March 10, 2023

EXHIBIT A

Written Consent of the Stockholders of The Greenrose Holding Company Inc.

Pursuant to Sections 228(a) and 141(k) of the Delaware General Corporation Law, the undersigned persons and entities (the “Majority Stockholders”), holders of a majority of the outstanding common stock of The Greenrose Holding Company Inc. (“Greenrose”), a Delaware corporation, acting without a meeting, without prior notice, and without a vote, consent to the actions detailed below, each effective immediately:

1. Each director of Greenrose is removed without cause.

2. The. following individuals are appointed as directors of Greenrose: William Harley III, Daniel Harley, Jared Penman, Dieter Gable, and Brad Cooke.

3. Pursuant to Section 109(a) of the Delaware General Corporation Law, all of Greenrose’s bylaws, including the October 3, 2022 bylaws, are repealed.

Greenrose Associates, LLC

Owner of 5,217,789 common shares (29.58 percent)

By:	/s/ William F. Harley III
William F. Harley III
Its:	Managing Member
Date:	January 24, 2023

YA II PN, Ltd.

Owner of 753,165 common shares (4.27 percent)

By:	/s/ Mark Angelo
Mark Angelo
Its:	President & Managing Member
Date:	January 24, 2023

True Harvest LLC

Owner of 4,430,350 common shares (25.11 percent)

By:	/s/ Michael A. Macchiaroili
Michael A. Macchiaroili
Its:	Chief Executive Officer
Date:	January 24, 2023

A-1